Exhibit 5.1

August 5, 2022

Enveric Biosciences, Inc.

4851 Tamiami Trail N, Suite 200

Naples, FL, 34103

Ladies and Gentlemen:

We have acted as counsel for Enveric Biosciences, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”) by the Company which registers the resale by the holders thereof of 1,695,000 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), comprised of (i) 116,000 shares of Common Stock (the “PIPE Common Shares”) that were issued pursuant to the securities purchase agreement, dated as of July 22, 2022 (the “PIPE Purchase Agreement”), (ii) 509,000 shares of Common Stock (the “Pre-Funded Warrant Shares”) issued or issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”) that were issued pursuant to the PIPE Purchase Agreement, (iii) 375,000 shares of Common Stock (the “RD PIO Shares”) issuable upon the exercise of preferred investment options (the “RD PIOs”), that were issued pursuant to the registered direct purchase agreement, dated as of July 22, 2022, by and between us and the purchaser named therein (the “RD Purchase Agreement,” and together with the PIPE Purchase Agreement, the “Purchase Agreements”), (iv) 625,000 shares of Common Stock (the “PIPE PIO Shares”) issuable upon the exercise of preferred investment options (the “PIPE PIOs”), that were issued pursuant to the PIPE Purchase Agreement, (v) 70,000 shares of Common Stock (the “Wainwright Warrant Shares”) issuable upon the exercise of warrants (the “Wainwright Warrants”) that were issued to H.C. Wainwright & Co., LLC (“Wainwright”) as part of Wainwright’s compensation for serving as exclusive placement agent in connection with the Purchase Agreements. The PIPE Common Shares, the Pre-Funded Warrant Shares, the RD PIO Shares, the PIPE PIO Shares and the Wainwright Warrant Shares are referred to herein collectively as the “Securities.”

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws of the Company, as of the date hereof (“Company Charter Documents”); (ii) the Registration Statement and all exhibits thereto; (iii) the Pre-Funded Warrants; (iv) the RD PIOs; (v) the PIPE PIOs (vi) the Wainwright Warrants; (vii) a specimen of the Company’s Common Stock certificate; (viii) a certificate executed by an officer of the Company, dated as of the date hereof, and (ix) such other corporate records of the Company as we have deemed necessary or appropriate for purposes of the opinions hereafter expressed.

As to questions of fact material to the opinions expressed below, we have, without independent verification of their accuracy, relied to the extent we deemed reasonably appropriate upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In making the foregoing examinations, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (iv) that all agreements or instruments we have examined are the valid, binding and enforceable obligations of the parties thereto, and (v) that all factual information on which we have relied was accurate and complete.

We have also assumed that (i) the Company will continue to be incorporated and in existence and good standing in its jurisdiction of organization; (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (iii) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or any prospectus supplement will have been issued; (iv) a prospectus properly describing the Securities offered thereby will have been delivered to the purchaser(s) of the Securities as required in accordance with applicable law; (v) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the prospectus and any prospectus supplement; (vi) any definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and will be an enforceable obligation of the parties thereto; (vii) upon effectiveness of the Registration Statement, there will be sufficient shares of Common Stock authorized under the Company Charter Documents and not otherwise reserved for issuance; and (viii) there will not have occurred any change in law or in the Company Charter Documents of the Company adversely affecting the Securities or the rights of the holders thereof.

Based upon the foregoing and subject to the assumptions and qualifications stated herein, we are of the opinion that (i) the PIPE Common Shares are validly issued, fully paid and non-assessable; (ii) the Pre-Funded Warrant Shares, when issued in accordance with the terms of the Pre-Funded Warrants, will be validly issued, fully paid and non-assessable; (iii) the RD PIO Shares, when issued in accordance with the terms of the RD PIOs, will be validly issued, fully paid and non-assessable; (iv) the PIPE PIO Shares, when issued, in accordance with the terms of the PIPE PIOs, will be validly issued, fully paid and non-assessable; and (v) the Wainwright Warrant Shares, when issued in accordance with the terms of the Wainwright Warrants, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited exclusively to the General Corporation Law of the State of Delaware (the “DGCL”) and applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the DGCL and such provisions of the Delaware Constitution and we have not considered, and express no opinion on, any other laws or the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of such Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP
Haynes and Boone, LLP